Exhibit 10.2

Execution Version

STOCK TRANSFER AGREEMENT

This STOCK TRANSFER AGREEMENT is made December 6, 2021 (this “Agreement”), by and between GigAcquisitions4 LLC, a Delaware limited liability Company (“Sponsor”), GigCapital4, Inc., a Delaware corporation (the “Company”) and AE BBAI Aggregator, LP, a Delaware limited partnership (“AE”).

RECITALS:

A. WHEREAS, reference is made to the proposed business combination (the “Transaction”) between the Company and BigBear.ai Holdings, LLC, a Delaware limited liability company (formerly known as Lake Intermediate, LLC) (“BigBear”) pursuant to an Agreement and Plan of Merger, dated June 4, 2021 (as amended, the “Merger Agreement”), entered into among the Company, GigCapital4 Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), BigBear and BBAI Ultimate Holdings, LLC, a Delaware limited liability company (formerly known as PCISM Ultimate Holdings, LLC) (“BBAI”), whereby, among other things, (a) Merger Sub will merge with and into BigBear (the “First Merger”), with BigBear as the surviving company in the First Merger, and (b) immediately following the First Merger, BigBear will merge with and into the Company (the “Second Merger”), with the Company as the surviving company in the Second Merger;

B. WHEREAS, in connection with the Transaction, the Company and AE have entered into a Backstop Subscription Agreement, dated November 29, 2021 (“Backstop Subscription Agreement”), under which AE agreed to purchase from the Company up to 7,500,000 shares of the Company’s common stock, par value $0.0001 per share (hereinafter referred to as the “Company Common Stock”) for an aggregate purchase price of $75,000,000;

C. WHEREAS, concurrent with the entry in to this Agreement, the Company and AE are amending the Backstop Subscription Agreement (the “Backstop Subscription Amendment”) for the purpose of increasing the amount being subscribed for by AE by an additional $5,000,000, or 500,000 shares of the Company Common Stock;

D. WHEREAS, as of the date hereof, the Sponsor holds 9,802,000 shares of Company Common Stock;

E. WHEREAS, in order to induce AE to enter into the Backstop Subscription Amendment, the Sponsor has agreed to transfer to AE the sum of 250,000 shares of Company Common Stock (the “Sponsor Shares”) and AE desires to acquire all of the rights, title and interest to the Sponsor Shares; and

F. WHEREAS, the parties to this Agreement have reached certain agreements and understandings with respect to the transfer of the Sponsor Shares held by the Sponsor to AE on the terms set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, all parties hereto agree as follows:

1. Transfer of Shares.

a. Subject to the terms and conditions herein contained, the Sponsor agrees to transfer to AE the Sponsor Shares, and AE agrees to acquire the Sponsor Shares.

b. The Sponsor shall transfer the Sponsor Shares for no other consideration other than to induce AE to enter into the Backstop Subscription Amendment.

2. Closing Deliverables. The transfer of the Sponsor Shares will become effective immediately before the closing of the First Merger pursuant to the terms of the Merger Agreement (the “Closing”) but, for the avoidance of doubt, is subject to the consummation of the First Merger.

3. Representations and Warranties of AE. AE represents and warrants to the Sponsor and the Company as follows:

a. Authorization. AE has full power and authority to enter into this Agreement and such agreement constitutes its valid and legally-binding obligation, enforceable against AE in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

b. AE for Own Account for Investment. AE is acquiring the Sponsor Shares for AE’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Sponsor Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). AE has no present intention of selling or otherwise disposing of all or any portion of the Sponsor Shares and AE has not granted or agreed to grant any beneficial ownership of any of the Sponsor Shares to any other person (other than the members, manager, partners and/or stockholders of AE who may be deemed to have an indirect beneficial interest by virtue of their ownership interests in AE). AE was not formed for the specific purpose of acquiring the Sponsor Shares.

c. Accredited Investor. AE is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

d. Access to Information. AE has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that AE considers important in making the decision to acquire the Sponsor Shares.

e. Understanding of Risks. AE is fully aware of: (a) the highly speculative nature of the Sponsor Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Sponsor Shares; (d) the qualifications and backgrounds of the management of the Company; and (e) the Tax (as defined below) consequences of acquiring the Sponsor Shares.

f. AE’s Qualifications. AE has such knowledge and experience in financial and business matters that AE is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect AE’s own interests in connection with this transaction, and is financially capable of bearing a total loss of the Sponsor Shares.

g. No General Solicitation. At no time was AE presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, Internet or other form of general advertising or solicitation in connection with the Sponsor Shares.

h. Compliance with Securities Laws. AE understands and acknowledges that, in reliance upon the representations and warranties made by AE herein, the Sponsor Shares are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the 1933 Act or other applicable securities laws which impose certain restrictions on AE’s ability to transfer the Sponsor Shares.

i. Restrictions on Transfer. AE understands that AE may not transfer any Sponsor Shares unless such Sponsor Shares are registered under the 1933 Act or other applicable securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. AE understands that only the Company may file a registration statement with the SEC or other applicable securities commissioners and that the Company is under no obligation to do so with respect to the Sponsor Shares other than as set forth in such Investor Rights Agreement dated June 4, 2021, as subsequently amended on December 6, 2021. AE has also been advised that exemptions from registration and qualification may not be available or may not permit AE to transfer all or any of the Sponsor Shares in the amounts or at the times proposed by AE.

j. Access to and Review of Company Information. AE represents that it is experienced in evaluating early-stage companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. AE acknowledges that it has been afforded an opportunity to ask questions and receive answers from the Sponsor and from the Company regarding the transactions contemplated by this Agreement.

k. Investigations; Future Gains. AE has entered into this Agreement based on its own knowledge, investigation and analysis. Neither the Sponsor nor the Company have made any representation to AE concerning the advisability of AE’s decision to acquire the Sponsor Shares or the current or potential future value thereof.

l. Tax Matters. AE expressly acknowledges and agrees that other than as expressly stated in this Agreement, neither the Sponsor nor the Company, nor any of their respective agents has made any representation to AE with respect to the Tax or other financial treatment of the transactions contemplated by this Agreement. As used in this Agreement, “Tax” or “Taxes” means all (i) federal, state, local, foreign and other income, gross income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, real property, real property gains, personal property, or windfall profit tax, custom duty or other tax, governmental fee, assessments, unclaimed property and escheat obligations or other like assessment or charge of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined, consolidated, unitary or similar group with respect to any Taxes for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of the operation of law or any express or implied obligation to indemnify any other person.

m. Governmental Authorizations and Consents. Assuming the accuracy of the representations made by the Sponsor in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of AE in connection with the consummation of the transactions contemplated by this Agreement. “Governmental Authority” shall mean any (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction; (ii) federal, state, local, municipal or foreign government (including any agency, department, bureau, division, court, or other administrative or judicial body thereof); or (iii) governmental or quasi-governmental authority of any nature.

4. Representations and Warranties of Sponsor. The Sponsor represents and warrants to the Company and AE as follows:

a. Organization. The Sponsor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to own or lease its properties and assets and to conduct its business as it is now being conducted.

b. Authority. Sponsor has full legal right, power and authority to enter into and perform the Sponsor’s obligations under this Agreement and to transfer the Sponsor Shares under this Agreement, and the Sponsor is not obligated to transfer the Sponsor Shares to any other person or entity other than pursuant to the transfer restrictions. This Agreement constitutes the Sponsor’s valid and legally-binding obligation, enforceable against Sponsor in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c. Title. Immediately prior to the Closing, the Sponsor has good and valid title to the Sponsor Shares, free and clear of any liens or encumbrances, other than restrictions on transfer that may be imposed by generally applicable securities laws and as set forth in that letter agreement between the Company and Sponsor dated February 8, 2021 (the “Insider Letter”). The Sponsor has the power and authority to transfer, assign, convey and deliver, and such delivery will convey to AE at the closing good and valid title to such Sponsor Shares, free and clear of all liens or encumbrances, other than restrictions on transfer that may be imposed by generally applicable securities laws, the Company’s governing documents and the Insider Letter.

d. Governmental Authorizations and Consents. Assuming the accuracy of the representations made by AE in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Agreement.

e. No General Solicitation. At no time has Sponsor presented AE or any other party with or solicited AE or any other party through any publicly issued or circulated newspaper, mail, radio, television, Internet or other form of general advertisement or solicitation in connection with the transfer of the Sponsor Shares.

f. Full Disclosure. Sponsor acknowledges that the Sponsor has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement. The Sponsor further represents that the Sponsor has had an opportunity to ask questions and receive full answers from the Company concerning, among other things, its financial condition, its management, its prior activities and any other information which Sponsor considers relevant or appropriate in connection with entering into this Agreement.

g. Tax Matters. The Sponsor is not relying on any statements or representations of the Company or AE, or any counsel, advisor or agent of the Company or AE. The Sponsor expressly acknowledges and agrees that neither AE nor the Company, nor any of their respective agents has made any representation to the Sponsor with respect to the Tax or other financial treatment of the transactions contemplated by this Agreement. The Sponsor shall be solely responsible for the payment of any and all income, transfer, withholding and other Taxes, filing and recording fees and similar charges relating to the transactions contemplated herein, including any interest, penalty or addition thereto.

h. No Conflicts. The execution, delivery and performance of this Agreement by Sponsor, and the consummation of the transactions contemplated hereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Sponsor, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person or entity, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Sponsor is a party or by which he is bound or to which any assets of Sponsor are subject, or (d) result in the creation of any lien or encumbrance upon the assets of the Sponsor, or upon any such Sponsor Shares or other securities of the Company.

5. Miscellaneous.

a. Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

b. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts of Delaware located in New Castle County for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in New Castle County, Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

c. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

d. Successors and Assigns; Assignment. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

e. Specific Performance. Unless this Agreement has been terminated, each party to this Agreement acknowledges and agrees that any breach by it of this Agreement shall cause any (or either) of the other parties irreparable harm which may not be adequately compensable by money damages. Accordingly, except in the case of termination, in the event of a breach or threatened breach by a party hereto of any provision of this Agreement, each other party hereto shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any party hereto for such breach or threatened breach, including but not limited to the recovery of money damages, and the parties agree that such equitable remedies may be enforced in any federal or state courts located in the State of Delaware.

f. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

g. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement, and the execution of a counterpart of the signature page to this Agreement shall be deemed the execution of a counterpart of this Agreement. The delivery of this Agreement may be made by portable document format (pdf), and such signatures shall be treated as original signatures for all applicable purposes.

h. Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AE BBAI AGGREGATOR, LP

By: AE BBRED GP, LLC
Its: General Partner

By:	/s/ Kirk Konert
Name: Kirk Konert
Title: President

GIGACQUISITIONS4, LLC

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Manager

GIGCAPITAL4, INC.

By:	/s/ Dr. Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer